UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2025

SRx Health Solutions, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-40477	83-4284557
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13553 State Road 54, Suite #237

Tampa, Florida 33556

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (212) 896-1254

N/A

(Former name or former address, if changed since last report.)

12400 Race Track Road

Tampa, Florida 33626

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value share	SRXH	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Change in Registrant’s Certifying Accountant.

On September 15, 2025, SRx Health Solutions, Inc. (formerly known as Better Choice Company, Inc.) (the “Company”), notified CBIZ CPAs P.C. (“CBIZ”) that it was being dismissed as the Company’s independent registered public accounting firm. On the same date, the Board of Directors of the Company, upon the recommendation of the Audit Committee, approved the dismissal of CBIZ, and approved and ratified the engagement of Davidson and Company LLP (“Davidson”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending September 30, 2025.

CBIZ had been retained as the Company’s independent registered public accounting firm following the completion of the Company’s merger transaction on April 24, 2025 with SRx Health Solutions (Canada), Inc. (“SRx Canada”). The merger was accounted for as a reverse acquisition, with SRx Canada treated as the accounting acquiror and the Company adopted SRx Canada’s September 30 fiscal year end.

CBIZ did not issue any reports on the consolidated financial statements of SRx Canada. The audit report of Marcum LLP on the consolidated financial statements of Better Choice Company, Inc. for the year ended December 31, 2024 contained an explanatory paragraph regarding Better Choice Company, Inc.’s ability to continue as a going concern, but did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. Furthermore, during Better Choice Company, Inc.’s two most recent years ended December 31, 2023 and 2024, and through September 15, 2025, there were (i) no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between Better Choice Company, Inc. and Marcum LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Marcum LLP’s satisfaction, would have caused them to make reference thereto in their reports on the financial statements for such year, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, other than the material weaknesses reported by management in Better Choice Company, Inc.’s annual report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the U.S. Securities and Exchange Commission on March 31, 2025. These material weaknesses related to (i) ineffective controls to support proper revenue recognition, including controls to ensure accuracy of price and quantity data input and appropriate testing and review of period-end sales cutoff; and (ii) control deficiencies in Better Choice Company, Inc.’s IT general controls, including access controls, change management, and cybersecurity.

The audit reports of MNP LLP (“MNP”), the independent auditor of SRx Canada prior to the merger, on the consolidated financial statements of SRx Canada as of and for the fiscal years ended September 30, 2023 and 2024, included an explanatory paragraph describing conditions that raised substantial doubt about SRx Canada’s ability to continue as a going concern. Other than such matter, MNP’s reports did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles. Furthermore, during SRx Canada’s two most recent fiscal years ended September 30, 2024 and 2023, and through September 15, 2025, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the SRx Canada and MNP, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of the respective auditor, would have caused such auditor to make reference thereto in its reports on the financial statements for such years. In connection with the audit of SRx Canada for the fiscal year ended September 30, 2024, MNP identified certain material weaknesses in internal control over financial reporting, which constitute reportable events. These material weaknesses included: (i) lack of maintained documentation to support retail pharmacy sales for divested locations; (ii) insufficient support for the valuation of common shares; (iii) management override of controls, including redirection of employer RRSP payments by the former Chief Financial Officer of SRx Canada; (iv) lack of signed approvals by third-party lenders on formalized debt agreements; (v) insufficient technical accounting analyses and internal review procedures related to U.S. GAAP transition, purchase price allocations, and goodwill impairment; (vi) inadequate segregation of duties; and (vii) general IT control weaknesses in key systems, including Kroll and SAP. MNP also identified significant deficiencies, including a lack of documentation for key controls such as review and approval of account reconciliations and loan amortization schedules. Copies of MNP’s audit reports on the consolidated financial statements of SRx Canada as of and for the fiscal years ended September 30, 2023 and 2024 were included in the Company’s Super Form 8-K/A filed with the Securities and Exchange Commission on July 11, 2025.

During the course of preparing the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2025, the Company identified an error in the recognition of revenue related to prescriptions that were billed and lacked meeting the performance obligation to deliver the medication to the patient. In accordance with applicable revenue recognition standards, revenue should not have been recognized in these circumstances. The error resulted in an overstatement of revenue of approximately USD 1.8 million in the fiscal year ended September 30, 2024. Management and the Audit Committee concluded, after considering SEC Staff Accounting Bulletin Nos. 99 and 108, that the error was not material to the Company’s previously issued audited financial statements. Accordingly, the Company will revise, rather than restate, the fiscal year 2024 financial statements when presented in its Form 10-Q for the period ended June 30, 2025. Additionally, the Company expects an additional material weakness related to revenue recognition.

The Company has provided CBIZ with a copy of the disclosures in this Current Report on Form 8-K and requested that CBIZ furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein. A copy of such letter is filed hereto as Exhibit 16.1.

During the Company’s two most recent fiscal years and any subsequent interim period prior to the engagement of Davidson, neither the Company nor anyone acting on its behalf consulted with Davidson regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or the effectiveness of the Company’s internal control over financial reporting, in each case where a written report was provided to the Company or oral advice was provided that Davidson concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

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Item 8.01 Other Events

As previously reported via Form 8-K filed on August 12, 2025, the Company previously announced that SRx Canada sought and obtained creditor protection under the federal Companies’ Creditors Arrangement Act (the “CCAA” and SRx Canada’s proceedings thereunder, the “CCAA Proceedings”). The CCAA proceedings are currently ongoing in the Ontario Superior Court of Justice (Commercial List) (the “Court”).

As of September 15, 2025, the majority of the assets of SRx Canada have been sold through various Court-approved transactions in the CCAA Proceedings, most of which are expected to close in the next several weeks. All of the materials relating to the court-approved transactions are filed on the case website of the court-appointed Monitor, Grant Thornton Limited, at the following URL: https://www.doanegrantthornton.ca/service/advisory/creditor-updates/#SRx-Group-of-Companies

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibits	Description
16.1	Letter of CBIZ CPAs P.C., dated September 19, 2025
104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 19, 2025	SRx Health Solutions, Inc.

	By:	/s/ Carolina Martinez
	Name:	Carolina Martinez
	Title:	Chief Financial Officer

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